Exhibit 21
SUBSIDIARIES OF VMWARE, INC.

SUBSIDIARIES	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
3401 Hillview LLC	Delaware
A.W.S. Holding, LLC	Delaware
AetherPal LLC	Delaware
AirWatch LLC	Delaware
Avi Networks B.V.	Netherlands
Avi Networks India Private Limited	India
Avi Networks International, Inc.	Delaware
Avi Networks, LLC	Delaware
BitRock, Inc.	Delaware
BitRock, S.L.	Spain
Carbon Black, LLC	Delaware
CloudHealth Technologies, LLC	Delaware
Datrium EMEA Ltd.	United Kingdom
Datrium Holdings, Inc.	Delaware
Datrium India Software Private Ltd.	India
Datrium, LLC	Delaware
GoPivotal (UK) Limited	United Kingdom
GoPivotal Singapore Pte. Limited	Singapore
GoPivotal Software India Private Limited	India
Lastline (UK) Limited	United Kingdom
Lastline G.K.	Japan
Lastline Technologies Private Limited	India
Lastline, LLC	Delaware
Nicira, Inc.	Delaware
Nyansa, Inc.	Delaware
Octarine Labs, LLC	Delaware
Pivotal Labs Sydney Pty Ltd	Australia
Pivotal Software Australia Pty Limited	Australia
Pivotal Software Deutschland GmbH	Germany
Pivotal Software, Inc.	Delaware
PT VMware Software Indonesia	Indonesia
Salt Stack, LLC	Delaware
Taiwan VMware Information Technology LLC	Taiwan
Uhana, LLC	Delaware
V M WARE EGYPT	Egypt
VeloCloud Networks Private Limited	India
Velocloud Networks, LLC	Delaware
Veriflow Systems, Inc.	Delaware
VMware Alpha LLC	Delaware
VMware Argentina S.R.L.	Argentina
VMware Australia Pty Ltd	Australia
VMware Belgium	Belgium
VMware Bermuda Unlimited	Ireland
VMware Bulgaria EOOD	Bulgaria
VMware Canada ULC	Canada
VMware Chile SpA	Chile
VMware Colombia SAS	Colombia

Exhibit 21

VMware Costa Rica Ltda.	Costa Rica
VMware Denmark ApS	Denmark
VMware Eastern Europe	Armenia
VMware France SAS	France
VMware Global, Inc.	Delaware
VMware Hong Kong Limited	Hong Kong
VMware Information Technology (China) Co. Ltd	China
VMware International Marketing Limited	Ireland
VMware International Spain, S.L.	Spain
VMware International Unlimited	Ireland
VMware Israel Ltd.	Israel
VMware Italy S.r.l.	Italy
VMware Korea Co., Ltd.	South Korea
VMware Malaysia SDN. BHD.	Malaysia
VMware Marketing Austria GmbH	Austria
VMware Mexico S. de R.L. de C.V.	Mexico
VMware Middle East FZ-LLC	Dubai
VMware Netherlands B.V.	Netherlands
VMware Norway AS	Norway
VMware NZ Company	New Zealand
VMWARE PHILIPPINES INC.	Philippines
VMware Poland sp. Z.o.o.	Poland
VMware QFC LLC	Qatar
VMware Rus LLC	Russia
VMware Saudi Limited	Saudi Arabia
VMware Singapore Pte. Ltd.	Singapore
VMware Software e Serviços Brasil Ltda.	Brazil
VMware Software India Private Limited	India
VMware South Africa (Pty) Ltd	South Africa
VMware Spain, S.L.	Spain
VMware Sweden AB	Sweden
VMware Switzerland GmbH	Switzerland
VMware Technology Holdings Limited	Bermuda
VMware (Thailand) Co., Ltd.	Thailand
VMware Turkey Software Solutions and Services Company Limited	Turkey
VMware UK Limited	United Kingdom
VMware, K.K.	Japan